                                                      Exhibit 11(a)


























                   MIDWEST GRAIN PRODUCTS, INC.

                   STOCK INCENTIVE PLAN OF 1996

                    TABLE OF CONTENTS




Section                                                   Page

1.  Purposes                                               1

2.  Definitions                                            1

3.  Grants of Stock Incentives                             3

4.  Stock Subject to the Plan                              4

5.  Stock Awards                                           5

6.  Stock Options                                          5

7.  Stock Appreciation Rights                              8

8.  Adjustment Provisions                                  9

9.  Term                                                   9

10. Administration                                        10

11. General Provisions                                    11

12. Amendment or Discontinuance of Plan                   12

13. Change In Control                                     13

14. Effective Date                                        13


              Approved by Board of Directors, subject to Stockholder Approval: January 5, 1996.

              Approved by Stockholders: October _, 1996.

              Effective Date:  January 5, 1996.

                        MIDWEST GRAIN PRODUCTS, INC.
                        STOCK INCENTIVE PLAN OF 1996


     1.  PURPOSES

         The purposes of the Plan are (a) to provide additional incentive for Key Employees of the Company and its Subsidiaries by authorizing a Committee of the Board of Directors to grant stock incentives to such Key Employees, thereby furthering their identity of interest with the interests of the Company's shareholders, and increasing their interest in and commitment to the future growth and prosperity of the Company; and (b) to enable the Company to induce the employment and continued employment of Key Employees and to compete with other organizations in attracting and retaining the services of highly-qualified personnel.

     2.  DEFINITIONS

         Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

         Board of Directors or Board:  The Board of Directors of the
Company.

         Change in Control: A Change in Control shall be deemed to have occurred upon

              (i) the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries, trustees of the Cray Family Trust, or any person who acquires Common or Preferred Stock from Cloud L. Cray, Jr. or from any trust controlled by or for the benefit of Cloud L. Cray, Jr. prior to or as a result of his death) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 30% of the then outstanding shares of Common Stock and 50% of the then outstanding shares of Preferred Stock or 30% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

              (ii) approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         If any of the events enumerated in clauses (i) or (ii) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

         The Code: The Internal Revenue Code of 1986 as now or hereafter amended.

         Committee: A committee of the Board of Directors of the Company consisting of not less than three disinterested directors as provided in
Section 10(a) of the Plan.

         Common Stock: The Common Stock of the Company, no par value, or such other class of shares or other securities as may be subject to the Plan as the result of an adjustment made pursuant to the provisions of
Section 8.

         Company:  Midwest Grain Products, Inc., a Kansas corporation.

         Fair Market Value of a Share of Common Stock: The fair market value of a share of Common Stock on the date as of which fair market value is to be determined shall be: (a) if the Common Stock is reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc., the last reported sales price of a share of Common Stock as reported by NASDAQ; or (b) if the Common Stock is listed on an established securities exchange or exchanges, the highest reported closing price of a share of Common Stock on such exchange or exchanges. The fair market value of the Common Stock if not so reported or listed and the fair market value of any other property on the date as of which fair market value is to be determined shall mean the fair market value as determined by the Committee in its sole discretion.

         Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice, and whether payable currently or on a deferred basis, in cash, Common Stock or other property.

         Incentive Stock Option: A stock option granted hereunder which satisfies the conditions of Section 6 of the Plan, and the requirements of
Section 422 of the Code.

         Key Employee: A salaried, full-time employee of the Company or of a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The determination by the Committee that a Stock Incentive be granted to an employee shall be deemed a determination by the Committee that such employee is a Key Employee.

         Mature Stock: shall mean shares of Common Stock which have been obtained through the exercise of an option under this Plan or any other plan of the Company, which are delivered to the Company in order to exercise an Option and which have been held continuously by an Optionee for six months or more.

         Option: An option to purchase shares of Common Stock or, where the context so requires, the instrument which evidences such an option as provided in paragraph (c) of Section 3 of the Plan.

         Plan: The Stock Incentive Plan of 1996 herein set forth as the same may from time to time be amended.

         Restricted Shares: Shares of Common Stock issued or transferred subject to terms and conditions with respect to payment or forfeiture as authorized by Section 5.

         Stock Appreciation Right: A right to receive a number of shares of Common Stock, cash, or a combination of the two based on the increase in the Fair Market Value of shares of Common Stock subject to an Option, as set forth in Section 7 of the Plan.

         Stock Award: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to a Stock Incentive that is contingent, in whole or in part, upon the attainment of a specified objective or objectives.

         Stock Incentive: A stock incentive granted under the Plan in one of the forms authorized in Section 3.

         Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

     3.  GRANTS OF STOCK INCENTIVES.

         (a) Eligibility. Subject to the provisions of the Plan, the Committee may at any time grant Stock Incentives under the Plan to, and only to, Key Employees who are not members of the Committee; provided that Incentive Stock Options may only be granted to a key employee who is an employee of the Company or of a subsidiary which is a corporation.

         (b) Types of Stock Incentives. Stock Incentives may be granted in the following forms:

              (i)  a Stock Award, in accordance with Section 5, or

              (ii)  a Stock Option, in accordance with Section 6, or

              (iii)  a Stock Appreciation Right, in accordance with
                     Section 7, or

              (iv)  a combination of any of the foregoing.

         (c) Evidence of Grant. Each Stock Incentive shall be evidenced by a written instrument in a form prescribed by the Committee, which instrument shall be consistent with the Plan, shall incorporate the Plan by reference, and shall be signed on behalf of the Company by a person authorized by the Committee. Any such instrument may contain such additional provisions consistent with the Plan as the Committee may deem advisable.

         (d) Amendments. The Committee may from time to time authorize the amendment of outstanding stock incentives so long as such amendments are consistent with the Plan, as amended. Without limiting the foregoing such amendments may, in the case of any outstanding stock option not immediately exercisable in full, accelerate the time in which the option may be exercised by the removal or modification of installments imposed in the initial grant of such option pursuant to Section 6(d). Any amendment shall be evidenced by a written instrument in a form prescribed by the Committee, which instrument shall be consistent with the Plan, and shall be signed on behalf of the Company by a person authorized by the Committee.

Any such amendment may contain such additional provisions consistent with the Plan, as amended, as the Committee may deem advisable.

     4.  STOCK SUBJECT TO THE PLAN.

         (a) Number of Shares. Subject to the provisions of paragraph (c) of this Section 4 and of Section 8, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock
Incentives granted under the Plan shall not exceed four hundred and fifty thousand (450,000) shares of Common Stock.

         (b) Source of Shares. Subject to the requirements of applicable Kansas law, authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; provided, however, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company, available for any corporate purpose, irrespective of whether such shares are entered in a special account for purposes of the Plan.

         (c) Charges Against Plan Limit. If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred or shall cease to be issuable or transferable under such Stock Incentive, or if any such shares shall, after issuance or transfer, be reacquired by the Company or Subsidiary because of an employee's failure to comply with or meet the terms and conditions of a Stock Incentive, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this
Section 4 and may again be made subject to Stock Incentives; and, only the net additional shares issued upon the exercise of a stock incentive through the delivery or withholding of shares of Common Stock in payment of the exercise price or withholding taxes shall be counted against the number of shares which are authorized for issuance under Section 3(a). The limitation provided for in paragraph (a) of this Section 4, shall also be increased by the number of shares subject to any Substitute Stock Options granted under Section 6(j). Notwithstanding the foregoing, shares shall be deemed to have been issued pursuant to an Option or Stock Award and shall be charged against the limitation provided for in paragraph (a) of this
Section 4, whether actually delivered, to the extent of the number of shares covered by that portion of the related option or award granted under the Plan which is settled by the exercise of a Stock Appreciation Right or by a cash payment under a Stock Award.

         (d) Certain Limitations on Grants. Notwithstanding any provision herein to the contrary, and subject to adjustment as provided in Section 8, no Executive Officer of the Company may receive Stock Incentives under the Plan in any calendar year that relate to more than fifty thousand (50,000) shares of Common Stock. In addition, and subject to other provisions of the plan permitting the expiration of restrictions under certain circumstances, no Stock Award shall be granted under Section 5 unless the shares subject to the Award (other than shares purchased for cash at fair market value on date of purchase under a related Stock Purchase Right) are subject to restrictions on transfer and/or ownership specified by the Committee and the restrictions continue for a period of one year from the date of grant in the case of Awards that are performance based and continue for a period of three years from the date of grant in the case of Awards that are not performance based.

     5.  STOCK AWARDS

         Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

         (a) Consideration. A Stock Award shall be granted only in payment of (i) Incentive Compensation that has been earned, (ii) as Incentive Compensation to be earned, or (iii) a combination of (i) and
(ii).

         (b) General. Shares of Common Stock subject to a Stock Award may be issued or transferred to a Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. With respect to a Stock Award providing for issuance or transfer of shares subsequent to the time it is granted, the Committee may provide for payment to the grantee of amounts not exceeding the cash dividends which would have been payable in respect of such shares (as adjusted under Section 8 of the Plan) if they had been issued or transferred at the time the Stock Award was granted. Such payments may be made in cash, shares of Common Stock or a combination of cash and shares. Such payments may be made at the time the shares are issued or transferred, or at the time or times the cash dividends would have been payable if the shares had been issued or transferred at the time the Stock Award was granted. Any amount payable in shares of Common Stock under the terms of the Stock Award may be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

         (c) Restrictions on Transfer, Forfeiture. A Stock Award may contain such terms and conditions as the Committee may determine with respect to transfer, payment or forfeiture of all or any part of the Stock Award.

         (d) Other Terms. A Stock Award may be subject to such other terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to the Stock Award, as the Committee may determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award.

     6.  STOCK OPTIONS

         Stock Incentives granted under the Plan in the form of Stock Options shall be subject to the following provisions:

         (a) Date of Grant. The "Date of Grant" of an Option shall be the date the action of the Committee providing for the grant of the Option is taken, or such later date as the Committee may provide.

         (b) Option Price. The price at which shares of Common Stock may be purchased under an Option (the "Option Price") shall be specified in the Option and shall be not less than 100% of the Fair Market Value of such stock on the Date of Grant of the Option. In the case of options other than incentive stock options, the Committee may grant options at a price equal to such percentage of the Fair Market Value of the stock on the date of grant as the Committee may specify, provided that in no case shall the price be less than 100% of such Fair Market Value.

         (c) Term of Option. An Option shall be exercisable only during a term (the "Term of the Option" or "Term") commencing not sooner than six months and one day after the Date of Grant of the Option and ending (unless the Option shall have terminated earlier under other provisions of the
Plan) on a date fixed by the Committee and stated in the Option, which date shall be an anniversary of the Date of Grant of the Option and shall not be later than the tenth anniversary. If an Option is granted for an original Term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its Term for a period ending not later than the tenth anniversary of the Date of Grant of the Option.

         (d) Installments. An Option may provide that it shall be exercisable in full or in part at any time during the Term of the Option, or that it shall be exercisable in a specified series of installments. Unless otherwise provided in the Option, installments or portions thereof not exercised in earlier periods shall be cumulative and shall be available for exercise in later periods. The Committee may, by so providing in an Option, require any partial exercise thereof to be with respect to a specified minimum number of shares.

         (e) Termination of Employment other than by Death or Retirement. If an optionee shall cease, for a reason other than his death or retirement, to be employed by the Company or Subsidiary, the Option shall terminate ninety (90) days after the cessation of employment if the option is an Incentive Stock Option and not later than one year after the cessation of employment with respect to other options, unless the Incentive or other option terminates earlier by its terms or under other provisions of the Plan. Until the Option terminates it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in the Plan and the Option. In no event shall an Option be exercisable later than the date of expiration of the Term of the Option, and in no event shall an Option be exercisable for any shares as to which the right of purchase had not accrued at the time of cessation of employment. Employment for the purposes of this paragraph shall mean continuous full-time salaried employment. Vacations, sick leaves and any approved absence on leave shall not constitute a termination of employment or an interruption of continuous full-time salaried employment.

         (f) Retirement. If an optionee shall retire, the Option shall terminate on the third anniversary of such retirement, unless it terminates earlier by its terms or under other provisions of the Plan. Until the Option terminates it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued as of the date of such exercise, subject to all applicable conditions and restrictions provided in the Plan and the Option. In no event shall an Option be exercisable later than the date of expiration of the Term of the Option, and in no event shall an Option be exercisable for any shares as to which the right of purchase had not accrued at the time of exercise. "Retirement" for purposes of paragraph 6(e) and (f) shall be defined by the Committee with respect to age, service, and other requirements. Notwithstanding the foregoing, if the option is an Incentive Stock Option, it may be exercised as an incentive stock option by the retired optionee or his estate not later than the day three months after the date of termination of his employment and by his estate not later than the first anniversary of such termination of employment if the optionee's death occurred prior to the day three months after the termination of employment.

         (g) Death. If an optionee shall die while in the employ of the Company or a Subsidiary and if the Option was in effect at the time of his death (whether or not its terms had then commenced), the Option may, until the expiration of one year from the date of death of the optionee or until the earlier expiration of the Term of the Option, be exercised as and to the extent it could have been exercised by the optionee had he been living at the time, by the legal representatives of the optionee or by any person, persons or entity to whom his rights under the Option shall have been transferred pursuant to the provisions of paragraph (g) of Section 11 of the Plan. Such exercise shall not be limited to the shares as to which the right of purchase had accrued at the date of death of the optionee, but shall be subject to all applicable conditions and restrictions prescribed in the Plan and the Option, including any installment provision.

         (h) Exercise. To the extent that the right to purchase shares has accrued under an Option, the Option may be exercised from time to time by the optionee or by a person or persons entitled to exercise the Option, by delivery to the Company of a written notice, in the manner and in such form as may be prescribed by the Committee, stating the number of shares with respect to which the Option is being exercised, and by making provision satisfactory to the Company for the payment in full of the Option price of the shares prior to or in connection with the delivery of certificates evidencing the shares. The Committee may, in its discretion and upon request of the Participant, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be approved by the Company, without payment of the purchase price by the optionee but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price or upon the participant's issuance to the brokerage firm of irrevocable instructions to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any withholding taxes. Upon receipt of such notice and payment arrangement in form satisfactory to the Company, the Company shall deliver to or upon the order of the optionee, or such other person entitled to exercise the Option, at the General Office of the Company, or at such place as shall be mutually acceptable, a certificate of certificates evidencing such shares. An Option may not be exercised for fractional shares of Common Stock. Payment in form satisfactory to the Company may, at the option of the Company, include payment by transfer to the Company of other shares of Mature Stock or other Common Stock which was not obtained through the exercise of a stock option owned by the Optionee or by the withholding of shares to be distributed in connection with the exercise of a Stock Incentive. Common Stock transferred to the Company or withheld from shares to be distributed in payment of the option price or withholding taxes shall be valued at the Fair Market Value of the Common Stock on the date of the exercise.

         (i) No Rights Before Exercise. No person shall have any rights of a stockholder by virtue of an Option except with respect to shares actually issued to him, and issuance of shares shall not confer retroactive rights to dividends.

         (j) Substitute Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.
         (k) Certain Limits on Incentive Stock Options. In the case of Incentive Stock Options, the amounts, terms and conditions of such grants shall be subject to and comply with the requirements for Incentive Stock Options as set forth in Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     7.  STOCK APPRECIATION RIGHTS.

         (a) Grant. Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option. A grant of Stock Appreciation Rights shall either be included in the instrument evidencing the Option to which they relate or evidenced by a separate instrument meeting the requirements of Section 3 of the Plan.

         (b) Settlement. A person entitled to exercise an Option in connection with which Stock Appreciation Rights shall have been granted shall be entitled, at such time or times and subject to such terms and conditions as may be stated in the granting instrument, to settle all or part of the Option by requesting the Company to pay, in cancellation of the part of the Option to be settled, consideration in an amount equal to the number of shares of Common Stock subject to the canceled part of the Option times the amount by which the fair market value of one share on the exercise date exceeds the Option Price (the "Appreciation"). The election shall be made in a written instrument, in form satisfactory to the Committee, delivered in the manner prescribed in Section 6(h) for the exercise of options.

         (c) Form of Consideration. The form of the consideration to be paid for the Appreciation shall either be cash, shares of Common Stock having an aggregate market value on the exercise date equal to the Appreciation, or a combination of cash and shares. Such form of consideration shall be specified either by the Committee or, subject to the approval of the Committee, by the person exercising the Stock Appreciation Right, provided that such form of consideration shall in no event include fractional shares of Common Stock.

         (d) Provisions in a Related Option. An Option in connection with which Stock Appreciation Rights are granted may prescribe or limit the period or periods of time during which the Stock Appreciation Rights may be exercised as provided in paragraph (b) of this Section 7, and may prescribe such additional terms and conditions applicable to the exercise of the Stock Appreciation Rights as may be determined by the Committee and as are consistent with the Plan. In no event may Stock Appreciation rights be exercised at a time when the Option in connection with which they were granted is not exercisable.

     8.  ADJUSTMENT PROVISIONS

         In the event of a reorganization of the Company, an equitable adjustment shall be made in: (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives in the aggregate or to any individual, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share under outstanding Options, and (d) the price to be paid per share by the Company or a subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities. For this purpose, a "reorganization" shall be deemed to have occurred in the event:

              (i) any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected;

              (ii) the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or the acquisition by another corporation of Common Stock or of all or part of the assets of the Company, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of another corporation;

              (iii) New, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock with respect to such stock; or

              (iv) any distribution other than a cash dividend is made to the holders of Common Stock.

         The Committee may also unilaterally amend outstanding stock incentives to remove restrictions or otherwise change the terms of outstanding stock incentives to permit such incentives to be substituted for comparable incentives to be provided by any entity which assumes the Company's obligations with respect to such outstanding stock incentives upon terms and conditions approved by the Board of Directors or Stockholders.

         In the event of any other change in the capital structure or in the capital stock of the Company, the Committee shall be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan in the aggregate or to any individual and any adjustments and/or modifications to outstanding Stock Incentives as it deems appropriate.

         The action of the Committee in approving any adjustment or change contemplated by this Section 8 shall be conclusively deemed to be equitable, appropriate, fair and/or comparable and shall be binding on all persons holding rights under the Plan.

     9.  TERM

         (a)  Effective Date.  The Plan shall be effective as of January 5,

1996, subject to approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law within one year after such effective date.

         (b) Expiration Date. No Stock Incentives shall be granted under the Plan after January 4, 2006. Unless otherwise expressly provided in the Plan or in an applicable award agreement, any Stock Incentive granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Stock Incentive shall, continue after the authority for grant of new Stock Incentives hereunder has been exhausted.

     10.  ADMINISTRATION.

         (a) Composition of Committee. The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board of Directors; provided, however, that no director shall be designated as or continue to be a member of the Committee unless he shall at the time of designation and throughout his service be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule or statute at the time in effect).

         (b) Delegation of Board Authority. The Board of Directors may delegate to the Committee any or all its authority under the Plan, including the authority to award Stock Incentives, but excluding the authority to amend or discontinue the Plan.

         (c) Rules, etc. The Committee may establish such rules and regulations and may construe, interpret and further define terms used in the Plan so long as such rules, regulations and other actions are not inconsistent with the provisions of the Plan and are otherwise believed to be necessary or appropriate to promote the purposes of the Plan, and may amend or revoke the same. All such rules, regulations, determinations, definitions and interpretations shall be binding and conclusive upon all persons granted stock incentives under the Plan, the Company, its Subsidiaries, its stockholders and all employees; upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

         (d) Limited Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive granted under the Plan, and shall incur no liability except for willful misconduct in the performance of their duties.

     11. GENERAL PROVISIONS

         (a) No right to Continued Employment. Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

         (b) Legal Requirements for Transfers. No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless the

Company is satisfied that there has been compliance with all legal requirements applicable to the issuance or transfer of such shares. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

         (c) No Rights in shares Before Issue or Transfer. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

         (d) Grants to Prospective Key Employees. The Company or Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be at the time of grant a Key Employee, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment, which date shall for the purpose of the Plan be the date of grant.

         (e) Implementation by subsidiary. In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee or on such later date as the Committee shall specify.

         (f) Taxes. The Company or a Subsidiary may make such provisions as it may deemappropriate for the withholding and payment of any taxes which the Company or Subsidiary determines it is required to withhold or which the employee deems to be payable in connection with any Stock Incentive. Such provisions may include a requirement that all or part of the amount of such taxes be paid to the Company or Subsidiary, in cash or by transfer to the Company of shares of Mature Stock or other Stock which was not obtained through the exercise of a stock option owned by the employee, or by the withholding of cash or shares of Common Stock payable to the employee under the stock incentive, or by any combination of the foregoing. To the extent that tax provisions are satisfied with shares of the Company's Common Stock, such stock shall be valued at Fair Market Value on the appropriate transaction date.

         (g) No Assignments. No Stock Incentive and no rights under a Stock Incentive or under the Plan, contingent or otherwise, shall, by operation of law or otherwise, be transferable or assignable or subject to any encumbrance, pledge, hypothecation or charge of any nature, or to execution, attachment or other legal process, except that, in the event of the death of the holder of a Stock Incentive, the holder's rights under the

Stock Incentive may pass, as provided by law, to the legal representatives of the holder, and such legal representatives may transfer any rights in respect of such Stock Incentive to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive, or in the case of intestacy, under the applicable laws relating to intestacy. During the life of a holder of a Stock Incentive, the Stock Incentive shall be exercisable only by such holder. Notwithstanding the foregoing, a Stock Incentive may be transferable, to the extent set forth in the applicable award agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3 or (ii) if such Stock Incentive is not intended to qualify for exemption under such rule.

         (h) No Restriction on Other Plans. Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, profit-sharing, insurance, stock purchase, incentive compensation or bonus plan.

        (i) Applicable Law. The place of administration of the Plan shall conclusively be deemed to be within the State of Kansas and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by and be determined exclusively and solely in accordance with, the laws of the State of Kansas. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, must be commenced, shall be governed by the laws of the State of Kansas, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     12.  AMENDMENT OR DISCONTINUANCE OF PLAN

         (a) Amendments. The Plan may be amended by the Board of Directors at any time, provided that without the affirmative vote of the holders of a majority of the shares of the Company's Common Stock and a vote of the holders of a majority of the Company's Preferred Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of
Section 4, (ii) amends the provisions of paragraph (a) of Section 10 with respect to eligibility and disinterest of members of the Committee, (iii) permits any person who is not determined to be a Key Employee to be granted a Stock Incentive, (iv) amends the provisions of paragraph (b) of
Section 6, (v) amends Section 9 to extend the term of the Plan, or (vi) amends this Section 12.

         (b) Plan Termination. The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue the Plan.

         (c)  Effect of Amendment or Termination.  No amendment or


discontinuance of the Plan by the Board of Directors or the shareholders of the Company shall adversely affect, without the consent of the holder thereof, any Stock Incentive theretofore granted.

     13. CHANGE IN CONTROL.

         Unless the Committee shall otherwise provide in the award agreement relating to a Stock Incentive granted under the Plan, upon the occurrence of a Change in Control:

         (a) In the case of Stock Options and Stock Appreciation Rights granted under the Plan (i) each outstanding option or right that is not then fully exercisable shall automatically become fully exercisable until the termination of the option exercise period of the option or right [as modified by subsection (ii) that follows], and (ii) in the event the Participant's employment is terminated within two years after a Change in Control, his or her outstanding options or rights at that date of termination shall be immediately exercisable for a period of three months following such termination, provided, however, that, to the extent the option or right by its terms otherwise permits a longer option exercise period after such termination, such longer period shall govern, and provided further that in no event shall such option or right be exercisable more than ten years after the date of grant; and

         (b) Any restrictions and provisions for forfeiture on all outstanding Stock Awards shall automatically expire and immediately lapse and all such awards shall be immediately and fully vested.

     14. EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on its adoption by the Board, provided, however, the Plan shall be submitted for approval by the holders of a majority of the shares of the Company's Common Stock and by the holders of a majority of the shares of the Company's Preferred Stock, present or represented and entitled to vote at a meeting duly held in accordance with applicable law prior to the first anniversary of such adoption by the Board. Any Stock Incentive granted prior to stockholder approval of the Plan shall become null and void if such approval is not obtained before the first anniversary of the effective date. Such grants shall also contain provisions for the return or cancellation of benefits if such stockholder approval is not obtained.

                            CERTIFICATIONS

         The undersigned Secretary of Midwest Grain Products, Inc., hereby certifies that the foregoing Plan was duly adopted by the Board of Directors at a regular meeting of the Board duly called, noticed, convened and held on January 5, 1996, in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Kansas.

                         Dated January 5, 1996.


                                             s/Norma C. Ewbank
                                             ___________________________
                                             Norma C. Ewbank, Secretary


         The undersigned Secretary of Midwest Grain Products, Inc., hereby certifies that the foregoing Plan was duly approved by the holders of a majority of the Common and Preferred Stock present or represented and entitled to vote at the Annual Meeting of Stockholders duly called, noticed, convened and held on October __, 1996, in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Kansas.


        Dated October __, 1996.

                                          ________________________________
                                          Norma C. Ewbank, Secretary





























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